Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mercantile Bank 401(k) Plan

Grand Rapids, Michigan

We consent to the incorporation by reference in the Registration Statement (Nos. 333-170026, 333-152254, 333-117763, and 333-91434) on Form S-8 of our report dated June 10, 2025 relating to the financial statements of the Mercantile Bank 401(k) Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

June 10, 2025